Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Pacific Opportunities Fund (the "Fund") was held on October 27, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.


1.    To elect Directors.
                                                       Number of Votes:
                                                       ----------------
                     Director                     For                 Withheld
                     --------                     ---                 --------
        Paul Bancroft III                      7,708,191              446,349

        Sheryle J. Bolton                      7,779,244              375,296

        William T. Burgin                      7,780,619              373,921

        Thomas J. Devine                       7,778,545              375,995

        Keith R. Fox                           7,713,522              441,018

        William H. Gleysteen, Jr.              7,703,922              450,618

        William H. Luers                       7,777,307              377,233

        Wilson Nolen                           7,772,987              381,553

        Daniel Pierce                          7,779,240              375,300

        Kathryn L. Quirk                       7,694,131              460,409


2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------
         For              Against            Abstain         Broker Non-Votes*
         ---              -------            -------         -----------------
      7,626,875           315,729            211,936              643,763


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                Number of Votes:
                                ----------------
         For              Against            Abstain         Broker Non-Votes*
         ---              -------            -------         -----------------
      7,388,060           652,763            365,392               673,196


                      25-SCUDDER PACIFIC OPPORTUNITIES FUND

4. To approve the revision of certain fundamental investment policies.

                                Number of Votes:
                                ----------------
     Fundamental Policies                 For             Against          Abstain       Broker Non-Votes*
     --------------------                 ---             -------          -------       -----------------
   4.1  Diversification                6,704,710          499,405          306,662           643,763

   4.2  Borrowing                      6,664,006          539,149          307,622           643,763

   4.3  Senior securities              6,696,547          507,877          306,353           643,763

   4.4  Purchase of commodities        6,700,919          503,683          306,175           643,763

   4.5  Concentration                  6,691,994          508,772          310,011           643,763

   4.6  Underwriting of securities     6,702,170          502,020          306,587           643,763

   4.7  Investment in real estate      6,712,281          495,881          302,615           643,763

   4.8  Lending                        6,698,965          450,945          360,867           643,763


5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.
                                Number of Votes:
                                ----------------
          For                      Against                    Abstain
          ---                      -------                    -------
       7,774,028                   136,387                    244,125


* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                      26-SCUDDER PACIFIC OPPORTUNITIES FUND